                                  Attachment A

1.   Anglo American plc, through its wholly owned subsidiary Taurus Investments
     S.A., beneficially owns 25,060,725 shares of Common Stock immediately after the consummation of Taurus' transactions with (i) Seneca Capital LP to sell
     800,000 shares of Common Stock pursuant to a Stock Purchase Agreement, dated as of August 6, 2004, between Taurus Investments S.A. and Seneca
     Capital LP, (ii) Seneca Capital International Ltd. to sell 1,700,000 shares of Common Stock pursuant to a Stock Purchase Agreement, dated as of August
     6, 2004, between Taurus Investments S.A. and Seneca Capital International
     Ltd., (iii) Perry Partners, L.P. to sell 1,500,000 shares of Common Stock pursuant to a Stock Purchase Agreement, dated as of August 6, 2004, between
     Taurus Investments S.A. and Perry Partners, L.P., (iv) Perry Partners
     International, Inc. to sell 4,500,000 shares of Common Stock pursuant to a
     Stock Purchase Agreement, dated as of August 6, 2004, between Taurus
     Investments S.A. and Perry Partners International, Inc., (v) Varde
     Investment Partners, L.P. to sell 2,000,000 shares of Common Stock pursuant to a Stock Purchase Agreement, dated as of August 6, 2004, between Taurus
     Investments S.A. and Varde Investment Partners, L.P., (vi) Delta Onshore,
     LP to sell 160,000 shares of Common Stock pursuant to a Stock Purchase
     Agreement, dated as of August 6, 2004, between Taurus Investments S.A. and
     Delta Onshore, LP, (vii) Delta Institutional, LP to sell 840,000 shares of
     Common Stock pursuant to a Stock Purchase Agreement, dated as of August 6,
     2004, between Taurus Investments S.A. and Delta Institutional, LP, (viii)
     Delta Offshore, Ltd to sell 860,000 shares of Common Stock pursuant to a
     Stock Purchase Agreement, dated as of August 6, 2004, between Taurus
     Investments S.A. and Delta Offshore, Ltd and (ix) Delta Pleiades, LP to
     sell 140,000 shares of Common Stock pursuant to a Stock Purchase Agreement, dated as of August 6, 2004, between Taurus Investments S.A. and Delta
     Pleiades, LP.